Exhibit T3A.26

Business Register extract

Netherlands Chamber of Commerce

CCI number 05025428
Page 1 (of 2)
Legal entity
RSIN	003224612
Legal form	Besloten Vennootschap (comparable with Private Limited Liability Company)
Name given in the articles	Intrum Nederland B.V.
Corporate seat	Amersfoort
First entry in Business	23-01-1973
Register
Date of deed of incorporation	22-12-1972
Date of deed of last	31-08-2018
amendment to the Articles of Association
Issued capital	EUR 45.400,00
Paid-up capital	EUR 45.400,00
Filing of the annual accounts	The annual accounts for the financial year 2023 were filed on 19-12-2024.
Company
Trade names	Intrum Nederland B.V.
Intrum
Company start date	22-12-1972
Activities	SBI-code: 64922 - Municipal credit banks and commercial finance companies
SBI-code: 8291 - Credit rating and bill collection
Employees	150
Establishment
Establishment number	000019067186
Trade names	Intrum
Intrum Nederland B.V.
Visiting address	Teleportboulevard 136, 4de verdieping, 1043EJ Amsterdam
Postal address	Postbus 36161, 1020MD AMSTERDAM
Internet address	https://www.intrum.nl
Email address	email@intrum.com
Date of incorporation	22-12-1972
Activities	SBI-code: 64922 - Municipal credit banks and commercial finance companies
SBI-code: 8291 - Credit rating and bill collection
For further information on activities, see Dutch extract.
Employees	150
Sole shareholder

This extract has been certified with a digital signature and is an official proof of registration in the Business Register. You can check the integrity of this document and validate the signature in Adobe at the top of your screen. The Chamber of Commerce recommends that this document be viewed in digital form so that its integrity is safeguarded and the signature remains verifiable.

Business Register extract

Netherlands Chamber of Commerce

CCI number 05025428
Page 2 (of 2)

Name	Intrum Nederland Holding B.V.
Visiting address	Teleportboulevard 136, 4de verdieping, 1043EJ Amsterdam
Registered under CCI	08178741
number
Sole shareholder since	01-09-2018 (registration date: 03-09-2018)
Board member
Name	Intrum Nederland Holding B.V.
Visiting address	Teleportboulevard 136, 4de verdieping, 1043EJ Amsterdam
Registered under CCI	08178741
number
Date of entry into office	15-03-2016 (registration date: 15-04-2016)
Powers	Solely/independently authorised

Extract was made on 22-01-2025 at 14.52 hours.

This extract has been certified with a digital signature and is an official proof of registration in the Business Register. You can check the integrity of this document and validate the signature in Adobe at the top of your screen. The Chamber of Commerce recommends that this document be viewed in digital form so that its integrity is safeguarded and the signature remains verifiable.